Fordham Financial Management, Inc.
17 Battery Place South, Suite 643
New York, NY 10004

April 27, 2015

FlexShopper, Inc.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

Gentlemen:

On October 9, 2014, Fordham Financial Management, Inc. received Warrants to purchase 786,603 shares of Common Stock exercisable at $.55 per share with an expiration date on October 9, 2021. Upon the effectiveness of the Registration Statement with the Securities and Exchange Commission, file no. 333-201644, we agree that the expiration date of Fordham's Warrants shall coincide with a date that will be five years from the effective date of the Registration Statement. Further, the undersigned agrees that the securities shall not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement except as provided in FINRA Rule 5110(g)(2).

Very truly yours,

FORDHAM FINANCIAL MANAGEMENT, INC.

William Baquet, Chief Executive Officer

Spartan Capital Securities, LLC
45 Broadway, 9th Floor
New York, NY 10006

April 27, 2015

FlexShopper, Inc.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

Gentlemen:

On October 9, 2014, Spartan Capital Securities, LLC received Warrants to purchase 314,509 shares of Common Stock exercisable at $.55 per share with an expiration date on October 9, 2021. Upon the effectiveness of the Registration Statement with the Securities and Exchange Commission, file no. 333-201644, we agree that the expiration date of Spartan's Warrants shall coincide with a date that will be five years from the effective date of the Registration Statement. Further, the undersigned agrees that the securities shall not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement except as provided in FINRA Rule 5110(g)(2).

Very truly yours,

SPARTAN CAPITAL SECURITIES, LLC

By: ______________________________
Authorized Officer

Paulson Investment Company, LLC
10001 SW 5th Avenue, Suite 1460
Portland, OR 97204

April 27, 2015

FlexShopper, Inc.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

Gentlemen:

On October 9, 2014, Paulson Investment Company, LLC received Warrants to purchase 679,915 shares of Common Stock exercisable at $.55 per share with an expiration date on October 9, 2021. Upon the effectiveness of the Registration Statement with the Securities and Exchange Commission, file no. 333-201644, we agree that the expiration date of Paulson's Warrants shall coincide with a date that will be five years from the effective date of the Registration Statement. Further, the undersigned agrees that the securities shall not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement except as provided in FINRA Rule 5110(g)(2).

Very truly yours,

PAULSON INVESTMENT COMPANY, LLC

By: ______________________
Authorized Officer